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                                                                   EXHIBIT 10.50

                                PROMISSORY NOTE

$10,000.00                                                     November 19, 1997

For value received, the undersigned DURAND COMMUNICATIONS, INC., a California corporation in organization (the "Promisor") promises to pay to the order of EDUCATIONAL INDUSTRIAL SALES, INC., a corporation ("Payee"), at 140 EAST DANA STREET, MOUNTAIN VIEW, CALIFORNIA 94041, (or at such other place as the Payee may designate in writing) the sum of $10,000.00 with interest from the date above, on the unpaid principal at the rate of 10.00 percent annually.

Unpaid principal after the Due Date shown below shall accrue interest at a rate of 10.00 percent annually until paid.

The unpaid principal and interest shall be payable in full on MAY 19, 1998 or such earlier date upon demand by Payee. Any partial payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, this Note and any other obligations of the Promisor to the Payee, shall become due immediately, without demand or notice:

(1) the failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date;

(2)  the death of the Promisor(s) or Payee(s);

(3)  the filing of bankruptcy proceedings involving the Promisor as a Debtor;

(4)  the application for appointment of a receiver for the Promisor;

(5) the making of a general assignment for the benefit of the Promisor's creditors;

(6)  the insolvency of the Promisor; or

(7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.
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This Note shall be construed in accordance with the laws of the State of
California.

If any one or more of the provisions of this Note is determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States.

Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

Signed this 19TH day of NOVEMBER, 1997 at

147 Castilian Drive, Santa Barbara, California 93117

Durand Communications, Inc.
 a California corporation in organization



By:  /s/ ANDRE DURAND
   ------------------------------
     Andre Durand, President and
     Chief Executive Officer